Exhibit 10.24
REVOLVING CREDIT NOTE

$166,666.67	April 12, 2006
     FOR VALUE RECEIVED, the undersigned, BioTime, Inc., a California corporation (Borrower”) hereby promises to pay to the order of ___(“Lender”) the principal sum of ONE HUNDRED SIXTY-SIX THOUSAND SIX HUNDRED SIXTY-SIX DOLLARS and SIXTY-SEVEN CENTS ($166,666.67) or such lesser amount as may from time to time be outstanding as the Loan pursuant to that certain Revolving Line of Credit Agreement, of even date, between Borrower and Lender (the “Credit Agreement”), together with interest on the unpaid balance of the Loan at the rate or rates hereinafter set forth. This Revolving Credit Note is the Note described in the Credit Agreement. All capitalized terms not otherwise defined in this Note shall have the meanings defined in the Credit Agreement.
     1. Terms of Payment.
          (a) Interest Rate. Interest shall accrue and be payable at the rate of 10% per annum on the outstanding principal balance of the Loan. Interest shall accrue from the date of each disbursement of principal pursuant to a Draw. Accrued interest shall be paid with principal. Interest will be charged on that part of outstanding principal of the Loan which has not been paid and shall be calculated on the basis of a 360-day year and a 30-day month.
          (b) Payments of Principal. The outstanding principal balance of the Loan, together with accrued interest, shall be paid in full on the Maturity Date.
          (c) Mandatory Prepayment of Principal. In the event that Borrower receives Earmarked Funds, Borrower shall use the Earmarked Funds to prepay principal, plus accrued interest, within two business days after such Earmarked Funds are received by Borrower, and the amount of principal so prepaid shall reduce the Maximum Loan Amount.
          (d) Optional Prepayment of Principal. Borrower may prepay principal, with accrued interest, at any time and the amount of principal so prepaid shall be available for further Draws by Borrower during the Draw Period to the extent that the prepayment of principal was not required under paragraph (c) of this Section 1.
          (e) Default Interest Rate. In the event that any payment of principal or interest is not paid within five (5) days from on the date on which the same is due and payable, such payment shall continue as an obligation of the Borrower, and interest thereon from the due date of such payment and interest on the entire unpaid balance of the Loan shall accrue until paid in full at the lesser of (i) fifteen percent (15%) per annum, or (ii) the highest interest rate permitted under applicable law (the “Default Rate”). From and after the Maturity Date or upon acceleration of the Note, the entire unpaid principal balance of the Loan with all unpaid interest accrued thereon, and any and all other fees and charges then due at such maturity, shall bear interest at the Default Rate.
          (f) Date of Payment. If the date on which a payment of principal or interest on the Loan is due is a day other than a Business Day, then payment of such principal or interest need not be made on such date but may be made on the next succeeding Business Day.
          (g) Application of Payments. All payments shall be applied first to costs of collection, next to late charges or other sums owing Lender, next to accrued interest, and then to principal, or in such other order or proportion as Lender, in its sole discretion, may determine.
          (h) Currency. All payments shall be made in United States Dollars.
     2. Events of Default. The following shall constitute Events of Default: (a) the default of Borrower in the payment of any interest or principal due under this Note or the Credit Agreement or any other Note arising under the Credit Agreement; (b) the failure of Borrower to perform or observe any other term or provision of this Note, or any other Note arising under the Credit Agreement, or any term, provision, covenant, or agreement in the Credit Agreement or any other Loan Document; (c) any act, omission, or other event that constitutes an “Event of Default” under the Credit Agreement; (d) any representation or warranty of Borrower contained in the Credit Agreement or in any other Loan Document, or in any certificate delivered by Borrower pursuant to the Credit Agreement or any other Loan Document, is false or misleading in any material respect when made or given; (e) Borrower becoming the subject of any order for relief in a proceeding under any Debtor Relief Law (as defined below); (f) Borrower making an assignment for the benefit of creditors; (g) Borrower applying for or consenting to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for it or for all or any part of its property or assets; (h) the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for Borrower, or for all or any part of the property or assets of Borrower, without the application or consent Borrower, if such appointment continues undischarged or unstayed for sixty (60) calendar days; (i) Borrower instituting or consenting to any proceeding under any Debtor Relief Law with respect to Borrower or all or any part of its property or assets, or the institution of any similar case or proceeding without the consent of Borrower, if such case or proceeding continues undismissed or unstayed for sixty (60) calendar days; (j) the dissolution or liquidation of Borrower, or the winding-up of the business or affairs of Borrower; (k) the taking of any action by Borrower to initiate any of the actions described in clauses (f) through (j) of this paragraph; (l) the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against all or any material part of the property or assets of Borrower if such process is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or (m) any breach or default by Borrower under any loan agreement, promissory note, or other instrument evidencing indebtedness payable to a third party. As used in this Note, the term “Debtor Relief Law” means the Bankruptcy Code of the United States of America, as amended, or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law affecting the rights of creditors generally.
     3. Remedies On Default. Upon the occurrence of an Event of Default, at Lender’s option, all unpaid principal and accrued interest, and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, notice of non-payment, protest, or notice of non-payment. Lender also shall have all other rights, powers, and remedies available under the Credit Agreement and any other Loan Document, or accorded by law or at equity. All rights, powers, and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default. All rights, powers, and remedies of Lender in connection with this Note and any other Loan Document are cumulative and not exclusive and shall be in addition to any other rights, powers, or remedies provided by law or equity.
     4. Miscellaneous.
          (a) Borrower and all guarantors and endorsers of this Note severally waive (i) presentment, demand, protest, notice of dishonor, and all other notices; (ii) any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of the security for this Note, and (iii) any other cause of release or discharge other than actual payment in full of all indebtedness evidenced by or arising under this Note.
          (b) No delay or omission of Lender to exercise any right, whether before or after an Event of Default, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance of any past-due amount at any time by the Lender shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. The Lender shall not be deemed, by any act or omission, to have waived any of Lender’s rights or remedies under this Note unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.
          (c) Lender may accept, indorse, present for payment, and negotiate checks marked “payment in full” or with words of similar effect without waiving Lender’s right to collect from Borrower the full amount owed by Borrower.

          (d) Time is of the essence under this Note. Upon any Event of Default, the Lender may exercise all rights and remedies provided for in this Note and by law, including, but not limited to, the right to immediate payment in full of this Note.
          (e) The rights and remedies of the Lender as provided in this Note, in the Credit Agreement, and in the Security Agreement and in law or equity, shall be cumulative and concurrent, and may be pursued singularly, successively, or together at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or a release of any such right or remedy.
          (f) It is expressly agreed that if this Note is referred to an attorney or if suit is brought to collect this Note or any amount due under this Note, or to enforce or protect any rights conferred upon Lender by this Note then Borrower promises and agrees to pay on demand all costs, including without limitation, reasonable attorneys’ fees, incurred by Lender in the enforcement of Lender’s rights and remedies under this Note, and such other agreements.
          (g) The terms, covenants, and conditions contained in this Note shall be binding upon the heirs, executors, administrators, successors, and assigns of Borrower, and each of them, and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Lender.
          (h) This Note shall be construed under and governed by the laws of the State of California without regard to conflicts of law.
          (i) No provision of this Note shall be construed or so operate as to require the Borrower to pay interest at a greater rate than the maximum allowed by applicable state or federal law. Should any interest or other charges paid or payable by the Borrower in connection with this Note or the Loan result in the computation or earning of interest in excess of the maximum allowed by applicable state or federal law, then any and all such excess shall be and the same is hereby waived by Lender, and any and all such excess paid shall be credited automatically against and in reduction of the outstanding principal balance due of the Loan, and the portion of said excess which exceeds such principal balance shall be paid by Lender to the Borrower.

BORROWER:	BIOTIME, INC.

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